UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 23, 2005

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633
(Address of principal executive offices)	(Zip Code)

847.948.2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors of Baxter International Inc. (the “Company”) has appointed Peter S. Hellman to the Company’s Board of Directors effective March 30, 2005. Mr. Hellman’s initial term will expire at the Company’s 2006 annual meeting of stockholders. The Board of Directors has not yet determined the committees of the Board to which Mr. Hellman will be named. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The press release announcing the appointment is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On March 23, 2005, the Company issued a press release announcing the appointment of Susan R. Lichtenstein as Corporate Vice President, General Counsel and Corporate Secretary. The Company also announced the appointment of Peter J. Arduini as the new Corporate Vice President and President of its Medication Delivery business, replacing David F. Drohan, who previously announced his plans to retire after 39 years with the Company.

The press release announcing these appointments is furnished as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated March 31, 2005.

99.2	Press Release dated March 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
(Registrant)

By:	/s/ Marla S. Persky
Marla S. Persky
Acting General Counsel and Acting
Corporate Secretary

Date: March 31, 2005

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 31, 2005

99.2	Press Release dated March 23, 2005